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                                                                      EXHIBIT 11
                       UNION PACIFIC RESOURCES GROUP INC.

                        COMPUTATION OF EARNINGS PER SHARE
                              (Shares in Thousands)
                                   (Unaudited)


                                                                                       Nine Months Ended
                                                                                         September 30,
                                                                                         -------------
                                                                                    1998                1997
                                                                                    ----                ----


Basic weighted average number of shares outstanding..........................        247,687            250,158

Dilutive weighted average shares issuable on exercise of stock
     options less shares repurchasable from proceeds.........................              0(a)             853
                                                                                   ---------            -------

Diluted weighted average number of common and common
     equivalent shares.......................................................        247,687            251,011
                                                                                   =========            =======



Net income (loss) (millions).................................................      $    (3.4)           $ 258.8
                                                                                   =========            =======


Earnings (loss) per share - basic............................................      $   (0.01)          $   1.03
                                                                                   =========           ========
Earnings (loss) per share - diluted..........................................      $   (0.01)          $   1.03
                                                                                   =========           ========

(a) Excluded due to antidilution.